Exhibit n(2)

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Auditors" and to the use of our report dated October 17, 2000 in the Registration Statement (Form N-2 No. 333-45166 and 811-10113) and related Prospectus of PW Juniper Crossover Fund, L.L.C. for the registration of limited liability company interests.

/S/ ERNST & YOUNG LLP
----------------------------
ERNST & YOUNG LLP

New York, New York
October 17, 2000